Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

      We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 1 to the Registration Statement on Form F-4 (No. 333-112314) of Sanofi-Synthelabo of our report dated March 22, 2004, relating to the consolidated financial statements of Sanofi-Synthelabo, which appears in its Annual Report on Form 20-F for the year ended December 31, 2003. We also consent to the references to us under the headings “Summary Selected Historical Consolidated Financial Data of Sanofi-Synthelabo” and “Experts” in such Registration Statement.

PricewaterhouseCoopers Audit

/s/   JACQUES DENIZEAU                    /s/   JEAN-CHRISTOPHE GEORGHIOU

Represented by Jacques Denizeau and Jean-Christophe Georghiou

Paris, France

May 4, 2004